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                                                                    EXHIBIT 23.3
                        CONSENT OF KPMG PEAT MARWICK LLP
BOARD OF DIRECTORS
BANK OF UNION
     We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Charter Corporation of our report on the 1993 and 1992 consolidated financial statements of Bank of Union dated February 11, 1994 incorporated by reference in the 1994 Annual Report on Form F-2 of Bank of Union, and to the reference to our Firm under the heading "Experts" in the Joint Proxy Statement-Prospectus.
                                         KPMG PEAT MARWICK LLP
Charlotte, North Carolina
October 2, 1995